UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2011 (the “Effective Date”), Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Valeant International (Barbados) SRL (formerly Biovail Laboratories International SRL) (“Valeant”). The Agreement relates to the acquisition by Ampio from Valeant of certain assets and rights that Ampio intends to use in connection with Ampio’s product ZertaneTM (a formulation of the chemical compound tramadol) for the treatment of premature ejaculation.

The Agreement provides for the sale and transfer by Valeant to Ampio of all of Valeant’s rights, title and interest in and to certain specified data, information and know-how relating to an oral rapid dissolve tablet (ODT) formulation of tramadol that had been previously in development by Valeant (the “Know-How”) and a specified amount of samples of such development product (the “Samples”), as well as the assignment by Valeant to Ampio of a license agreement with Ethypharm, a society anonyme organized under the laws of France (“Ethypharm”) which, among other things, granted rights in Ethypharm’s patented technology for use with an ODT formulation of tramadol for non-pain indications (the “License Agreement”).

The closing of the transaction is subject to certain closing conditions, including receipt of the consent of Ethypharm to the assignment of the License Agreement. Additionally, the Agreement may be terminated sixty (60) days after the Effective Date if certain “essential” components of the Know-How have not been transferred to Ampio.

The consideration payable by Ampio to Valeant in connection with the purchased assets consists of (i) consideration of US$2,000,000 that is payable by Ampio within five calendar days of the date on which Valeant completes the transfer to Ampio of the Samples and certain “essential” components of the Know-How, and (ii) additional consideration based on a percentage of the aggregate annual worldwide net sales of any ODT formulation of tramadol by Ampio for an indication other than pain, which additional consideration is payable by Ampio on a quarterly basis.

The Agreement also provides for customary representations, warranties and covenants of each of the parties, including customary indemnification obligations.

The Company expects to file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2011, and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the text of the Agreement when filed.

Item 7.01	Regulation FD Disclosure.

On December 5, 2011, Ampio issued a press release announcing its entry into the Agreement, a copy of which press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Ampio under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report:

99.1    Press Release dated December 5, 2011.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate” “believe,” “estimate” and similar words, although some forward-

looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and in Exhibit 99.1 are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011, and its Form 10-Qs on file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor
Chief Financial Officer

Dated: December 8, 2011

AMPIO PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release issued by Ampio Pharmaceuticals, Inc. on December 5, 2011	Furnished